UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 13, 2010

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On August 13, 2010, a lease agreement between Aerospace Insurance Managers, Inc., a wholly-owned subsidiary of the registrant, and Minol Center, L.P. became effective upon delivery of the executed agreement by the landlord to the registrant.  The lease is for approximately 8,219 square feet of office space in a building located at 15280 Addison Road, Addison, Texas.  The term of the lease is for 92 months commencing on October 1, 2010, or upon substantial completion of finish-out.  The average base rent is $9,425.05 per month for the term of the lease.  Prior to execution of the lease agreement, there was no material relationship between the registrant or any of its affiliates and any other party to the agreement.

The foregoing description of the lease agreement is qualified in its entirety by reference to the lease agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01          Financial Statements and Exhibits

(c)	Exhibits.

99.1	Lease Agreement among Aerospace Insurance Managers, Inc. and Minol Center, L.P. dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: August 16, 2010	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer